Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED AND RESTATED COMMERCIAL LICENSE AGREEMENT

THIS AMENDED AND RESTATED COMMERCIAL LICENSE AGREEMENT (this “Agreement”) is entered into on this 25th day of September, 2015 (the “2015 Date”), with retroactive effect to April 30, 2014 (the “2014 Effective Date”) between:

CYDEX PHARMACEUTICALS, INC., a Delaware corporation with offices at 11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037 (“CyDex”); and

SAGE THERAPEUTICS, INC., a Delaware corporation with offices at 215 First Street, Cambridge, Massachusetts 02142 (“Sage”).

RECITALS

WHEREAS, CyDex is engaged in the business of developing and commercializing novel drug delivery technologies designed to enhance the solubility and effectiveness of existing and development-stage drugs;

WHEREAS, CyDex is the exclusive supplier of Captisol®, a patented drug formulation system designed to enhance the solubility and stability of drugs;

WHEREAS, Sage has developed or obtained certain rights related to the Compounds (defined below);

WHEREAS, Sage desires to obtain a license to use Captisol (as defined below) together with each of the Compounds for the development and commercialization of the Licensed Products (defined below) and CyDex is willing to grant such license to Sage under the terms and conditions set forth herein;

WHEREAS, CyDex and Sage entered into a Commercial License Agreement with an effective date of December 13, 2012 (the “Original Agreement” and such effective date, the “2012 Effective Date”);

WHEREAS, CyDex and Sage entered into a Commercial License Agreement with an effective date of August 21, 2013 (the “2013 Effective Date”), as amended April 30, 2014 (as so amended, the “2013-2014 Agreement”), which superseded the Original Agreement;

WHEREAS, CyDex and Sage now wish to enter into this Amended and Restated Commercial License Agreement to further amend and to restate the 2013-2014 Agreement in its entirety; and

WHEREAS, on or about December 13, 2012, CyDex and Sage entered into a Supply Agreement, as amended August 21, 2013 and April 30, 2014, and as further amended on the 2015 Date with retroactive effect to the 2014 Effective Date, specifying the terms under which CyDex would sell Captisol to Sage or its Contract Manufacturers (defined below), and Sage would obtain supplies of Captisol from CyDex, for use in development of and in the Licensed Products (as so amended, the “Supply Agreement”).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree that the 2013-2014 Agreement is hereby amended and restated to read in full as follows (it being understood that the 2013-2014 Agreement, as so amended and restated and set forth as follows, self-references as “this Agreement”):

1.	DEFINITIONS.

For the purposes of this Agreement, the following terms whether used in singular or plural form shall have the meanings as defined below:

“Affiliate” means, with respect to any party, any entity controlling, controlled by, or under common control with such party, during and for such time as such control exists. For these purposes, “control” shall refer to the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of the relevant entity.

“Allo Licensed Product” means (a) a Licensed Product the active pharmaceutical ingredient Compound of which is Allopregnanolone or any acid, base, salt, hydrate, solvate, polymorph or co-crystal of Allopregnanolone, excluding any metabolite, ester, isomer, enantiomer, pro-drug form, degradant, stereoisomer, isotope or racemate of Allopregnanolone; or (b) a Licensed Product that is a placebo intended for use in research or development (including clinical trials) of a Licensed Product described in item (a) of this definition.

“Allopregnanolone” means 3a-hydroxy-5a-pregnan-20-one (or 3a,5a-tetrahydroprogesterone), the compound with the chemical structure set forth in Exhibit F hereto.

“Bankruptcy Code” means title 11 of the United States Code.

“Captisol” means sulfobutylether b(beta) cyclodextrin, sodium salt, including the ultra high-purity form thereof which CyDex supplies under the Captisol® brand (such branded, ultra high-purity form, “Branded Captisol®”). Captisol also includes any modified or improved form of sulfobutylether b(beta) cyclodextrin, sodium salt, including without limitation, any improved or modified form of sulfobutylether b(beta) cyclodextrin, sodium salt that is marketed with the use of the Captisol® trademark or a variation thereof. For clarity, Captisol is not considered an active ingredient for purposes of this Agreement.

“Captisol Data Package” means (a) all toxicology/safety and other relevant scientific data owned, licensed or developed by CyDex and its Affiliates relating to Captisol: and (b) all toxicology/safety and other relevant scientific data owned, licensed or developed by the licensees or sublicensees of CyDex or its Affiliates or other third parties (to the extent permitted in the applicable license or other agreements between CyDex and/or its Affiliates and such licensees, sublicensees or other third parties), in each case relating to Captisol alone (and not in conjunction with a product formulation).

“Captisol Improvement” means any modification or improvement of Captisol alone, whether or not patentable, that is developed during the Term (or during the term of the Original Agreement) by Sage or its Affiliates, solely or jointly with a third party. For clarity, Captisol Improvements shall not include technology or improvements which are related to the Compound and/or other non-Captisol components of the Licensed Product.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Captisol Patents” means all patents and patent applications in the Territory which pertain to Captisol, other than the Licensed Product Patents, and which at any time during the Term of this Agreement are owned by or licensed to CyDex or any CyDex Affiliate with the right to sublicense, including any and all extensions, renewals, continuations, substitutions, continuations-in-part, divisions, patents-of-addition, reissues, reexaminations and/or supplementary protection certificates to any such patents or patent applications. For avoidance of doubt, all intellectual property pertaining to the Licensed Product generated by Sage or its Affiliates or their Sublicensees during the Term of this Agreement shall be solely owned by Sage (or its Affiliate or Sublicensee, as applicable) and shall not be part of the Captisol Patents. The Captisol Patents include the patents and patent applications set forth on Exhibit A attached hereto. Such Exhibit A shall be updated by CyDex from time to time during the Term promptly after any addition or termination of any of the Captisol Patents.

“Claim” has the meaning specified in Section 10.1.

“Clinical Grade Captisol” means Captisol which (a) has been manufactured under conditions of current good manufacturing practices for bulk excipients as set forth in U.S. Pharmacopoeia <1078> as of the 2012 Effective Date or any amendment or successor thereto, (b) is intended for use in humans, and (c) is intended for clinical trials for any Licensed Product.

“Commercial Grade Captisol” means Captisol which (a) has been manufactured under conditions of current good manufacturing practices for bulk excipients as set forth in U.S. Pharmacopoeia <1078> as of the 2012 Effective Date or any amendment or successor thereto, (b) is intended for use in humans, and (c) is intended for commercial sale of any Licensed Product.

“Commercial Launch Date” means, with respect to a Licensed Product, the first commercial sale by Sage, its Affiliates or Sublicensees of such Licensed Product to a Third Party. For avoidance of doubt, any transfer of a Licensed Product to a Third Party for preclinical, clinical or regulatory purposes shall not be deemed as commercial launch.

“Commercially Reasonable Efforts” means those efforts consistent with the exercise of prudent scientific and business judgment as applied by a party to the development and commercialization of its own pharmaceutical products at a similar stage of development and with similar market potential.

“Compound” means each of the following: (a) Allopregnanolone; and (b) SAGE-689. All references to a Compound include any acids, bases, salts, hydrates, solvates, polymorphs and co-crystals thereof, but exclude any metabolite, ester, isomer, enantiomer, pro-drug form, degradant, stereoisomer, isotope or racemate of a Compound.

“Confidential Information” has the meaning specified in Section 8.1.

“Contract Manufacturer” has the meaning specified in Section 2.4.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Cover” (including variations thereof such as “Covered,” “Coverage,” or “Covering”) means, with respect to a Licensed Product, that the manufacture, use, importation or sale of the applicable Licensed Product would infringe a Valid Claim of a specified patent in the absence of a grant of rights under such patent. The determination of whether an item or process is Covered by a Valid Claim shall be made on a country-by-country basis.

“Disclosing Party” has the meaning specified in Section 8.1 hereof.

“Diligence Milestone” means, with respect to any table for a Licensed Product in Exhibit D, each milestone event described in the “Milestone” column of any row of such table.

“DMF” means a Drug Master File (or foreign equivalent thereof as requested by Sage) for Captisol, as filed as of the 2012 Effective Date, or as updated from time to time during the Term, by CyDex with the FDA.

“Epilepticus Subfield” means the subfield of therapeutic use against status epilepticus in humans, but excluding the Excluded Fields.

“Excluded Fields” means: (i) ocular treatment of any disease or condition with a formulation including a hormone; (ii) topical ocular treatment of inflammatory conditions; (iii) treatment and prophylaxis of fungal infections in humans; and (iv) any ocular treatment for retinal degeneration.

“Expansion” means, with respect to a particular Subfield for which a clinical study of an Allo Licensed Product was initiated, an NDA for an Allo Licensed Product was filed or Marketing Approval for an Allo Licensed Product was obtained, an additional clinical study of, filing of NDA for or receipt of Marketing Approval for, an Allo Licensed Product in such Subfield for a different subpatient population, line of therapy or new use as a monotherapy or in combination with another treatment or drug, other than the population, line of therapy or use for which such prior clinical study(ies) was (were) initiated, NDA was filed or Marketing Approval was received.

“FDA” means the United States Food and Drug Administration, or any successor thereto.

“Field” means the treatment, diagnosis or prevention of any disease or symptom in humans or animals, but excluding the Excluded Fields. For clarity, with respect to the Allo Licensed Products, the Field includes the Epilepticus Subfield, the TBI Subfield and each other Subfield.

“IND” means, with respect to a Licensed Product, an investigational new drug application filed with the FDA or the corresponding application for the investigation of such Licensed Product in any other country or group of countries, as defined in the applicable laws and regulations and filed with the relevant regulatory authority of such country or group of countries.

“Indemnified Party” has the meaning specified in Section 10.4.

“Indemnifying Party” has the meaning specified in Section 10.4.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Investigator Sponsored Study” means, with respect to a Licensed Product, the conduct of a human study (excluding any Phase III Study or Pivotal Study) of such Licensed Product for which (a) the sponsor is (i) a natural person who is a physician, nurse, dentist, or other health professional) or (ii) a not-for-profit organization, including without limitation a governmental body (for example, the National Institutes of Health) or institution (for example, a hospital or university trust); and (b) Sage and its Affiliates do not directly or indirectly provide more than 50% of the funding for the study.

“License Agreement” means the License Agreement dated October 13, 2011 between CyDex and Sage.

“Licensed Patents” means, collectively, the Captisol Patents and the Licensed Product Patents.

“Licensed Product” means (a) a pharmaceutical composition in and for the Field comprising a Compound combined with or formulated using Captisol that is Covered by the Licensed Patents or that is developed with the assistance of or incorporates any component of the Captisol Data Package or (b) a pharmaceutical composition in and for the Field that is (x) a placebo combined with or formulated using Captisol, (y) Covered by the Licensed Patents or developed with the assistance of or incorporates any component of the Captisol Data Package and (z) intended for use in research or development (including clinical trials) of a Compound-based Licensed Product. For clarity, (a) the Licensed Products shall not include any product the composition of which includes a Compound and any other active pharmaceutical ingredient, and (b) each of the following are Licensed Products: the Allo Licensed Products and the SAGE-689 Licensed Products.

“Licensed Product Patents” means all patents and patent applications in the Territory (other than the Captisol Patents) which Cover the use of Captisol with any Compound and which at any time during the Term are owned by or licensed to CyDex or any CyDex Affiliate with the right to sublicense, including any and all extensions, renewals, continuations, substitutions, continuations-in-part, divisions, patents-of-addition, reissues, reexaminations and/or supplementary protection certificates to any such patents or patent applications. Licensed Product Patents further include all other patents and patent applications, other than the Captisol Patents which do not Cover the use of Captisol with any Compound, which are owned or licensed by CyDex or any CyDex Affiliate on the 2012 Effective Date or at any time during the Term of this Agreement and which are necessary to develop, manufacture, or commercialize any Licensed Product or which are necessary for Sage to exercise its license under this Agreement. Set forth in Exhibit B attached hereto is a list of the Licensed Products Patents as of the 2014 Effective Date. Such Exhibit B shall be updated by CyDex from time to time during the Term promptly after any addition or termination of any of the Licensed Product Patents.

“Licensed Products Related Uses” has the meaning set forth in Section 3.

“Losses” has the meaning set forth in Section 10.1.

“Marketing Approval” means final approval of an NDA by the FDA for the United States, or final approval of a comparable document filed with an equivalent health regulatory authority in any other country or in the European Union (using the centralized process or mutual recognition).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“NDA” means a New Drug Application, as defined in the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or similar application filed with an equivalent regulatory body in another country.

“Net Sales” means, with respect to a particular time period and a particular Licensed Product, the total gross amounts invoiced by Sage and its Affiliates and their Sublicensees for sales of such Licensed Product made during such time period to unaffiliated Third Parties, less the following deductions to the extent actually allowed or incurred with respect to such sales:

(a) reasonable and customary discounts (other than discounts which have already diminished the gross amount invoiced), including cash, trade and quantity discounts, fees for service, patient assistance discounts, administrative fees, and rebates granted to trade customers, government, and distributors, provided that such discounts shall be subject to audit pursuant to Section 5.3 below;

(b) credits or allowances granted for damaged, outdated, spoiled, returned or rejected products, including, without limitation, in connection with recalls;

(c) freight, postage, insurance and transportation charges (if separately identified on the invoice); and

(d) sales, use, value-added or excise taxes, tariffs, customs fees, duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on sales of such Licensed Product (if separately identified on the invoice), as adjusted by any refunds.

Notwithstanding the foregoing, amounts invoiced by Sage and its Affiliates and Sublicensees for the sale of the Licensed Product among Sage or its Affiliates and Sublicensees for resale shall not be included in the computation of Net Sales. For purposes of determining Net Sales, a “sale” shall not include reasonable transfers or dispositions as samples for promotional purposes, or transfers or dispositions at no cost for preclinical, clinical or regulatory purposes.

“Non-breaching Party” has the meaning specified in Section 13.2.

“Notified Party” has the meaning specified in Section 13.2.

“Pfizer” means Pfizer Inc.

“Phase I Study” means the conduct of a human study, as described in 21 C.F.R. § 312.21(a) and its foreign equivalents, of the applicable Licensed Product, excluding any Probe Study and excluding any Investigator Sponsored Study.

“Phase II Study” means the conduct of a human study, as described in 21 C.F.R. § 312.21(b) and its foreign equivalents, of the applicable Licensed Product, excluding any Probe Study and excluding any Investigator Sponsored Study.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Phase III Study” means the conduct of a human study, as described in 21 C.F.R. § 312.21(c) and its foreign equivalents, of the applicable Licensed Product.

“Pivotal Study” means a controlled pivotal clinical study of the applicable Licensed Product that is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular indication in a manner sufficient to obtain Marketing Approval to market such product in the United States, China, Japan or Germany (via the European Union (including the European Medicines Authority) or otherwise).

“Probe Study” means, […***…].

“Receiving Party” has the meaning specified in Section 8.1.

“Regulatory Approval” means, with respect to a particular Licensed Product in any country or jurisdiction, all approvals (including, where required, pricing and reimbursement approvals and the applicable Marketing Approval), registrations, licenses or authorizations from the relevant regulatory authority in a country or jurisdiction that is specific to such Licensed Product and necessary to market and sell such Licensed Product in such country or jurisdiction.

“SAGE-689” means the proprietary Sage compound which, as of the 2014 Effective Date, is designated by Sage as SAGE-689, the chemical identity of which Sage has separately confidentially disclosed to CyDex.

“SAGE-689 Licensed Product” means (a) a Licensed Product the active pharmaceutical ingredient Compound of which is SAGE-689 or any acid, base, salt, hydrate, solvate, polymorph or co-crystal of SAGE-689, excluding any metabolite, ester, isomer, enantiomer, pro-drug form, degradant, stereoisomer, isotope or racemate of SAGE-689; or (b) a Licensed Product that is a placebo intended for use in research or development (including clinical trials) of a Licensed Product described in item (a) of this definition.

“Sage Know-How” means information or data owned, licensed or generated by Sage and its Affiliates, before or during the Term of this Agreement. For clarity, Sage Know-How shall not include information within the Captisol Data Package; nor does Sage Know-How include any other information or data to which CyDex has obtained rights before the 2012 Effective Date, to the extent of such rights.

“Sage Patents” means all patents and patent applications owned now, licensed or developed during the Term of this Agreement by Sage and its Affiliates, including any and all extensions, renewals, continuations, substitutions, continuations-in-part, divisions, patents-of-addition, reissues, reexaminations and/or supplementary protection certificates to any such patents or patent applications. For clarity, Sage Patents shall not include Licensed Patents under this Agreement.

“Specifications” means the specifications for Branded Captisol set forth in Exhibit C hereto, as such may be amended from time to time.

“Study” has the meaning specified in Section 6.3.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Subfield” means each subset of the Field consisting of a treatment/diagnosis/prevention/ of a particular disease or symptom in humans or animals (but excluding the Excluded Fields), on a Subfield-by-Subfield basis; for clarity, an Expansion to a particular Subfield is not a separate Subfield.

“Sublicensees” has the meaning specified in Section 2.3. For the sake of clarity, any reference to “Sublicensee” shall mean the relevant Affiliate of Sage, or Third Party, to the extent of the sublicense that Sage granted or authorized to such Affiliate or Third Party.

“TBI Subfield” means the treatment of traumatic brain injury in humans, but excluding the Excluded Fields.

“Term” has the meaning specified in Section 13.1.

“Territory” means the entire world.

“Third Party” means any person or entity or authority other than CyDex or Sage or an Affiliate of either of them.

“Valid Claim” means a claim in any unexpired, issued patent which has not been irrevocably abandoned or held to be invalid or unenforceable by a non-appealed or unappealable decision of a court or other authority of competent jurisdiction, which is not admitted to be invalid through disclaimer or dedication to the public, and which Covers the applicable Licensed Product.

2.	GRANT OF RIGHTS.

2.1 License Grants from CyDex to Sage.

(a) Field Licenses.

(i) Licensed Patents. Subject to the terms and conditions of this Agreement, CyDex hereby grants to Sage an exclusive, nontransferable (except as provided in Section 14.14) license during the Term under the Licensed Patents, solely to research, develop, make, have made, import use, offer for sale and sell each of the Licensed Products in the Territory in and for the Field. Notwithstanding the foregoing, to the extent that any Licensed Patents are licensed to CyDex or its Affiliates by a Third Party on a non-exclusive basis, the license granted to Sage in the foregoing sentence shall be exclusive as to CyDex but nonexclusive as to such Third Party and other persons whose rights derive from such Third Party. Sage may not sublicense the Licensed Patents, except as expressly set forth in Section 2.3 and Section 2.4 below.

(ii) Know-How License. Subject to the terms and conditions of this Agreement, CyDex hereby grants to Sage an exclusive, nontransferable (except with respect to the assignment provision in Section 14.14) license during the Term under CyDex’s rights in and to the Captisol Data Package, solely to research, develop, make, have made, import, use, offer for sale and sell each of the Licensed Products in the Territory in and for the Field. Notwithstanding the foregoing, to the extent that any contents of the Captisol Data Package are

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

licensed to CyDex or its Affiliates by a Third Party on a non-exclusive basis, the license granted to Sage in the foregoing sentence shall be exclusive as to CyDex but non-exclusive as to such Third Party and other persons whose rights derive from such Third Party. Sage may not sublicense its rights to the Captisol Data Package, except as expressly set forth in Section 2.3 and Section 2.4 below.

(b) [Intentionally Omitted].

(c) Scope of Licenses. CyDex grants no licenses or rights to use other than as expressly set forth herein. Unless otherwise provided in this Agreement, CyDex grants no rights to Sage to manufacture, import, sell or offer for sale bulk Captisol. Sage acknowledges that not all rights of CyDex related to the manufacture of Captisol are included within the rights licensed hereunder given that CyDex shall supply Sage’s requirements of Captisol for the Licensed Products. Sage shall not attempt to reverse engineer, deconstruct or in any way determine the structure or composition of Captisol except as and to the extent reasonably required to determine an optimal formulation of any Licensed Product, and such structure and composition (as and if so determined) shall be considered Confidential Information of CyDex. Sage acknowledges and agrees that (i) CyDex shall not be required to obtain or maintain patent rights for the Licensed Patents, (ii) except as expressly provided herein, CyDex shall not be restricted in making sales of Captisol or licensing rights to other parties, and (iii) CyDex does not warrant or indemnify Sage or its Affiliates and Sublicensees against the Licensed Products per se (rather than the Captisol therein) infringing third party rights.

(d) Non-Suit. During the Term of this Agreement, neither CyDex nor any of its Affiliates shall sue or threaten to sue, or take any similar action against, or aid, abet or enable any third party to sue, threaten to sue or take any similar action against, Sage, or any Sublicensees, or any of their respective Affiliates, or any customers or end-users of any Licensed Products, claiming that the manufacture, use, sale, offer for sale or importation of any Licensed Product infringes any patents or patent applications owned, licensed, sublicensed or otherwise controlled, now or in the future, by CyDex or any of its Affiliates.

(e) Negative Covenant. During the Term of this Agreement, CyDex and its Affiliates shall not grant any rights to any of CyDex’s Affiliates or any Third Party that conflict with the exclusive rights granted herein to Sage or that conflict with or otherwise impair Sage’s ability to conduct the activities described herein. Without limiting the generality of the foregoing, in the event that CyDex or any of its Affiliates become aware that a Third Party is conducting research, development or commercial activities using any Compound with Captisol in the Field, then CyDex shall take all reasonable measures to cease the supply of Captisol to such Third Party and to any other Third Party that is determined to be supplying Captisol to such Third Party.

(f) Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by CyDex to Sage are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The parties agree that Sage, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties agree that the Supply Agreement is “an agreement supplementary to” this Agreement, as that phrase is understood under Section 365(n) of the Bankruptcy Code.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2 Grant of License from Sage to CyDex. Sage hereby grants to CyDex a nonexclusive, transferable, perpetual, worldwide and royalty-tree license, with the right to grant sublicenses (through multiple tiers of sublicensees), under Sage’s and its Affiliates’ rights in and to Captisol Improvements to develop, make, have made, use, market, distribute, import, sell and offer for sale Captisol, any Captisol Improvement and products formulated with Captisol or any Captisol Improvement (in each case, other than the Compounds, the Licensed Products and any other compound that is a “Compound” under any other commercial license agreement entered into by and between Sage and CyDex and any other product that is a “Licensed Product” under any other commercial license agreement entered into by and between Sage and CyDex). If during the Term any of (a) Sage, or (b) Sublicensees pursuant to the practice of their respective sublicenses from or under Sage under Section 2.3, file any patent application claiming Captisol anywhere in the world, CyDex shall be deemed automatically to have a nonexclusive, transferable, perpetual, worldwide and royalty-free license, with the right to grant sublicenses (through multiple tiers of sublicensees), under the claims relating specifically to Captisol alone (and not in conjunction with a product formulation) to make, have made, use, market, distribute, import, sell, and offer for sale Captisol and all products formulated with Captisol (in each case, other than the Compounds and the Licensed Products). Sage shall provide prompt notice of any Captisol Improvement, and shall notify and consult with CyDex at least 30 days before the filing of any patent application claiming Captisol alone (and not in conjunction with a product formulation) or any Captisol Improvement. Sage grants no licenses or rights to use other than as expressly set forth herein.

All rights and licenses granted under or pursuant to this Agreement by Sage to CyDex are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The parties agree that CyDex, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

2.3 Sublicensing. Sage shall have the right to grant, and authorize the granting of, sublicenses to any Third Party or to any Affiliate of Sage (collectively “Sublicensees”) under the licenses granted to Sage pursuant to Section 2.1(a); provided that Sage warrants and shall procure, as a condition precedent thereto, that each such Sublicensee shall first be advised of the restrictions set forth in this Agreement with respect to the transfer of the rights sublicensed to such Sublicensee and such Sublicensee shall enter into an agreement (in a form reasonably satisfactory to CyDex, with CyDex named as an intended third party beneficiary) with Sage, or with a higher Sublicensee, pursuant to which such new Sublicensee shall acknowledge and agree to observe and be bound by the applicable restrictions set forth in this Agreement, and Sage shall reasonably promptly deliver to CyDex a true and complete copy of the portions of such agreement which bear on CyDex’s rights (together with a certification from a Sage officer that such provided portions are the only portions of such agreement which bear on CyDex’s rights). Other than as specifically provided in this Section 2.3 and Section 2.4, Sage shall not have the right to grant, or authorize the granting of, sublicenses to any third party under the licenses granted pursuant to Section 2.1. Sage shall ensure that all Sublicensees will comply with the applicable terms and conditions of this Agreement and shall remain fully responsible for the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

compliance by such Sublicensees with the applicable terms and conditions of this Agreement as if such Sublicensees were Sage hereunder. For clarity, Sage may sublicense its rights, and supply Captisol or any Licensed Product, to researchers and research institutions for research or development of any Compound-based Licensed Product, including for any investigator-initiated study of any Compound-based Licensed Product.

2.4 Contracting. Sage or its Sublicensees may manufacture any Licensed Product (but not the bulk Captisol) or contract the manufacture of any Licensed Product (but not the manufacture of bulk Captisol) with reputable FDA-inspected third party manufacturers (each a “Contract Manufacturer”) upon notification to CyDex in writing of Sage’s (or such Sublicensee’s) entry into an agreement with the applicable Contract Manufacturer for such manufacture (such notice to include the identity and location of such Contract Manufacturers). To the extent necessary to engage a Contract Manufacturer for any Licensed Product, Sage shall be permitted under this Agreement to grant, and to authorize the granting to, any such Contract Manufacturer a sublicense under the licenses granted to Sage pursuant to Section 2.1 solely for such purposes; provided that Sage warrants and shall procure, as a condition precedent thereto, that (a) any such Contract Manufacturer shall first be advised of the applicable restrictions set forth in this Agreement with respect to the transfer of the rights licensed to Sage and its Sublicensees hereunder and (b) any such Contract Manufacturer shall enter into an agreement (in a form reasonably satisfactory to CyDex, with CyDex named as an intended third party beneficiary) with Sage, or with a higher Sublicensee, pursuant to which such Contract Manufacturer shall acknowledge and agree to observe and be bound by the applicable restrictions set forth in this Agreement, and Sage shall reasonably promptly deliver to CyDex a true and complete copy of the portions of such agreement which bear on CyDex’s rights (together with a certification from a Sage officer that such provided portions are the only portions of such agreement which bear on CyDex’s rights). Sage shall ensure that all Contract Manufacturers will comply with the applicable terms and conditions of this Agreement and shall remain fully responsible for the compliance by such Contract Manufacturers with the applicable terms and conditions of this Agreement as if such Contract Manufacturers were Sage hereunder.

2.5 [Intentionally Omitted].

2.6 Negative Covenant by CyDex. During the Term of this Agreement, CyDex and its Affiliates shall not develop or commercialize any pharmaceutical composition comprising any of the Compounds (as the sole active pharmaceutical ingredient or in combination with other active pharmaceutical ingredients) in and for the Field, and shall not in any way assist any Third Party in developing or commercializing any pharmaceutical composition comprising any of the Compounds (as the sole active pharmaceutical ingredient or in combination with other active pharmaceutical ingredients) (including without limitation by granting any license or similar rights under intellectual property) in and for the Field.

3.	MANUFACTURE AND SUPPLY OF CAPTISOL.

The provisions of the Supply Agreement and any related quality agreement shall govern the manufacture and supply of Captisol® sulfobutylether B(beta) cyclodextrin, sodium salt by CyDex for Sage for use in the preparation, formulation and production of the Licensed Products in or for the Territory (the “Licensed Products Related Uses”). Sage acknowledges and agrees

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

that CyDex is, during the term of the Supply Agreement, the exclusive manufacturer of sulfobutylether b(beta) cyclodextrin, sodium salt for Sage and its Affiliates and Sublicensees for the aforementioned Licensed Products Related Uses, Sage acknowledges and agrees that nothing set forth herein shall be deemed to grant Sage or its Affiliates or Sublicensees the right to manufacture Captisol nor the right to contract the manufacture of Captisol to a Third Party. It is understood that it shall be Sage’s responsibility to obtain, at Sage’s sole expense and from sources other than CyDex, all materials (including all quantities of the Compounds, but excluding sulfobutylether b(beta) cyclodextrin, sodium salt) needed by Sage for Licensed Products Related Uses - it being further understood, of course, that Sage is to obtain at Sage’s sole expense and solely from CyDex (pursuant to the Supply Agreement) all sulfobutylether b(beta) cyclodextrin, sodium salt needed by Sage for Licensed Products Related Uses.

4.	COMPENSATION.

4.1 Payments and Royalties for Licenses.

(a) One-Time Fees.

(i) Upon the exercise of its option under the License Agreement to enter into the Original Agreement and the Supply Agreement, Sage has paid to CyDex a nonrefundable, one-time option exercise fee. Receipt of such fee is hereby acknowledged.

(ii) CyDex acknowledges receipt of the payment of $300,000 on the Effective Date.

(iii) CyDex acknowledges receipt of the payment of $200,000 on the Effective Date.

(iv) Sage agrees to pay CyDex an additional $100,000 within 7 days after the 2015 Date.

(b) Milestone Payments.

(i) Allo Licensed Products. The provisions of this Section 4.1(b)(i) shall apply only to the Allo Licensed Products.

(1) First Two Subfields. Within ten (10) days following the occurrence of any or each of the milestone events listed below with respect to an Allo Licensed Product in either or both of the first two (2) Subfields with respect to which the relevant milestone event is achieved, Sage shall provide written notice to CyDex of the achievement of such milestone event, and within 20 days after the occurrence of such milestone event, pay to CyDex the applicable non-refundable milestone fee listed next to each such event in further consideration of the rights granted Sage hereunder. The milestone payments (each payable only one time per each of the first two (2) Subfields for the Allo Licensed Products, regardless of the number of times achieved by any Allo Licensed Product for such Subfield; for the avoidance of doubt, if the same Allo Licensed Product first achieves one or more given milestones for two Subfields, then the milestone payment for that event must be paid twice; and in no event shall the maximum payment under this Section 4.1(b)(i)(l) exceed $[…***…]) are as follows. Subject to

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the preceding sentence, if any such milestone is achieved by an Allo Licensed Product in the relevant Subfield before all prior sequential milestones have been actually achieved by the Allo Licensed Product in such Subfield, then any and all prior sequential milestones which were not previously actually achieved by the Allo Licensed Product shall be deemed to have thereby been achieved by the Allo Licensed Product with respect to such Subfield, and the milestone payments for such deemed-achieved milestones shall also be payable with respect to the Allo Licensed Product in such Subfield within such twenty (20) days.

	MILESTONE ACHIEVED BY ALLO LICENSED PRODUCT IN THE RELEVANT SUBFIELD	MILESTONE PAYMENT
(i)	[…***…]	$[…***…]
(ii)	[…***…]	$[…***…]
(iii)	[…***…]	$[…***…]
(iv)	[…***…]	$[…***…]

Notwithstanding the foregoing, (A) CyDex acknowledges receipt of the payment of $[…***…] upon dosing of the first patient in the first Phase II Study by Sage or under rights from Sage for an Allo Licensed Product in the Epilepticus Subfield; and (B) CyDex acknowledges receipt of the payment of $[…***…] upon dosing of the first patient in the first Phase III Study by Sage or under rights from Sage for an Allo Licensed Product in the Epilepticus Subfield.

(2) Third and Fourth Subfields. Within 10 days following the occurrence of any or each of the milestone events listed below with respect to an Allo Licensed Product in either or both of the third and fourth Subfields with respect to which the relevant milestone event is achieved (i.e., if such Subfields are different Subfields than the first two Subfields with respect to which such milestone event was achieved), Sage shall provide written notice to CyDex of the achievement of such milestone event, and within 20 days after the occurrence of such milestone event, pay to CyDex the applicable non-refundable milestone fee listed next to each such event in further consideration of the rights granted Sage hereunder. The milestone payments (each payable only one time per each of the third and fourth Subfields for the Allo Licensed Products, regardless of the number of times achieved by any Allo Licensed Product for such Subfield; for the avoidance of doubt, if the same Allo Licensed Product first achieves one or more given milestones for the third and fourth Subfields with respect to which the relevant milestone event is achieved (i.e., Subfields that are different Subfields than the first two Subfields with respect to which such milestone event was achieved), then the milestone payment for that event must be paid twice; and in no event shall the maximum payment under this Section 4.1(b)(i)(2) exceed […***…]) are as follows. Subject to the preceding sentence, if any such milestone is achieved by an Allo Licensed Product in the relevant Subfield before all prior sequential milestones have been actually achieved by the Allo Licensed Product in such Subfield, then any and all prior sequential milestones which were not previously actually achieved by the Allo Licensed Product with respect to such Subfield shall be deemed to have thereby been achieved by the Allo Licensed Product with respect to such Subfield, and the milestone payments for such deemed-achieved milestones shall also be payable with respect to the Allo Licensed Product in such Subfield within such 20 days.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	MILESTONE ACHIEVED BY ALLO LICENSED PRODUCT IN THE RELEVANT SUBFIELD	MILESTONE PAYMENT
(i)	[…***…]	$[…***…]
(ii)	[…***…]	$[…***…]
(iii)	[…***…]	$[…***…]
(iv)	[…***…]	$[…***…]

(ii) SAGE-689 Licensed Products. The provisions of this Section 4.1(b)(ii) shall apply only to the SAGE-689 Licensed Product. Within 10 days following the occurrence of any or each of the milestone events listed below with respect to a SAGE-689 Licensed Product, Sage shall provide written notice to CyDex of the achievement of such milestone event, and within 20 days after the occurrence of such milestone event, pay to CyDex the applicable non-refundable milestone fee listed next to each such event in further consideration of the rights granted Sage hereunder. The milestone payments (each payable only one time for the SAGE-689 Licensed Products, regardless of the number of times achieved by any SAGE-689 Licensed Product; and in no event shall the maximum payment under this Section 4.1(b)(ii) exceed $[…***…]) are as follows. If any such milestone is achieved by the SAGE-689 Licensed Product before all prior sequential milestones have been actually achieved by the SAGE-689 Licensed Product, then any and all prior sequential milestones which were not previously actually achieved by the SAGE-689 Licensed Product shall be deemed to have thereby been achieved by the SAGE-689 Licensed Product, and the milestone payments for such deemed-achieved milestones shall also be payable with respect to the SAGE-689 Licensed Product within such 20 days.

	MILESTONE ACHIEVED BY SAGE-689 LICENSED PRODUCT	MILESTONE PAYMENT
(i)	[…***…]	$[…***…]
(ii)	[…***…]	$[…***…]
(iii)	[…***…]	$[…***…]
(iv)	[…***…]	$[…***…]
(v)	[…***…]	$[…***…]

(c) Royalties. In addition to amounts payable pursuant to Sections 4.1(a) and 4.1(b) above, Sage shall make royalty payments to CyDex on a Licensed Product-by-Licensed Product basis and calendar quarterly basis, in amounts equal to the applicable Royalty Rate(s) (as defined below for the relevant Licensed Products) times the Net Sales for the relevant Licensed Product during such quarter arising from the sale of such Licensed Product in the Territory in the Field during the Term.

LICENSED PRODUCTS	ROYALTY RATE
[…***…]	[…***…]%

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LICENSED PRODUCTS	ROYALTY RATE
[…***…]	• […***…]% for the portion of the Net Sales of […***…] during the relevant calendar year which is less than or equal to $[…***…]
• […***…]% for the portion of the Net Sales of […***…] during the relevant calendar year which is greater than $[…***…]

All royalties payable to CyDex pursuant to this Section 4.1(c) shall be due and payable within 60 days after the conclusion of each calendar quarter. For avoidance of doubt, Net Sales under any other agreements entered into between the parties shall not be accumulated with Net Sales under this Agreement for any purposes under this Agreement.

Notwithstanding the foregoing, on a Licensed Product-by-Licensed Product and country-by-country basis, as a method of implementing a royalty-rate step-down, the otherwise-applicable royalty rate pursuant to the first paragraph of this Section 4.1(c) shall be reduced by […***…]% if (i) all Licensed Patents Covering the manufacture, use or sale of the relevant Licensed Product in, or the importation of the relevant Licensed Product into, the relevant country of sale have expired, been irrevocably abandoned or held to be invalid or unenforceable by a non-appealed or unappealable decision of a court or other authority of competent jurisdiction, or admitted to be invalid through disclaimer or dedication to the public, at the time of sale of a particular unit of a Licensed Product, and/or (ii) for the calendar quarter in which such sale occurs any generic version of such Licensed Product is legally sold in a bona fide commercial sale within such country in the calendar quarter in question.

For avoidance of doubt, the parties confirm that only the royalty rate applicable to Net Sales of a particular unit of Licensed Product in the country of sale shall apply to such unit of Licensed Product.

In establishing the royalty structure hereunder, the parties recognize, and Sage acknowledges, the substantial value of the various obligations being undertaken by CyDex under this Agreement, in addition to the grant of the licenses under the Captisol Data Package as well as under the Licensed Patents, to enable the rapid and effective market introduction of the Licensed Products. The parties have agreed to the payment structure set forth herein as a convenient and fair mechanism to compensate CyDex for these obligations.

4.2 Currency. All amounts due hereunder are stated in, and shall be paid in, U.S. dollars. Net Sales based on foreign revenue will be converted to U.S. dollars at the rate of exchange published in The Wall Street Journal, Eastern U.S. Edition on the last day of each calendar quarter (or the last previous publication date if such day is not a publication date). Sage shall provide CyDex, together with each royalty payment owed pursuant to Section 4.1(c) above, a schedule detailing the calculation of Net Sales resulting from the conversion of foreign revenue to U.S. dollars as set forth herein.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.3 Taxes. All amounts due hereunder exclude all applicable sales, use, and other taxes, and Sage will be responsible for payment of all such taxes (other than taxes based on CyDex’s income), fees, duties, and charges, and any related penalties and interest, arising from the payment of amounts due under this Agreement or the sublicense or license, as the case may be, under the Licensed Patents and Captisol Data Package under this Agreement. The parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Sage to CyDex under this Agreement. To the extent Sage, or any of its Affiliates or Sublicensees, is required to withhold taxes on any payment to CyDex, Sage shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to CyDex official receipts issued by the appropriate taxing authority and/or an official tax certificate, or such other evidence as CyDex may reasonably request, to establish that such taxes have been paid. CyDex shall provide Sage any tax forms that may be reasonably necessary in order for Sage to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. CyDex shall use reasonable efforts to provide any such tax forms to Sage at least 30 days before the due date for any payment for which CyDex desires that Sage apply a reduced withholding rate. Each party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable law, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the party bearing such withholding tax or value added tax.

4.4 Late Payments. Payments that are not made when due hereunder shall accrue interest, from due date until paid, at an annual rate equal to the prime rate, as reported in The Wall Street Journal, Eastern U.S. Edition, on the date such payment is due (or the last previous publication date if such day is not a publication date), plus an additional 200 basis points.

5.	RECORDS; REPORTS; AUDIT.

5.1 Records. For a period of seven (7) years after completion of each Study of the Licensed Products, Sage shall, and shall require its Affiliates and Sublicensees to, maintain accurate records relating to clinical study subject enrollment for such Study of the Licensed Products. Sage shall, and shall require its Affiliates and Sublicensees to, maintain accurate records, on a Licensed Product-by-Licensed Product and country-by-country basis, of Net Sales of the Licensed Products for three (3) years after the year in which the applicable sales occur.

5.2 Reports.

(a) Quarterly Reports. Within 30 calendar days following the conclusion of each calendar quarter during the Term, Sage shall provide CyDex with written reports with respect to such calendar quarter that describe in reasonable detail Sage’s progress made toward achievement of the milestones specified in Section 4.1(b) above during such calendar quarter, including without limitation Sage’s then-current best estimate for the dates to achieve such milestones and the number of human subjects enrolled during such calendar quarter in a clinical study conducted by or on behalf of Sage, its Affiliates and Sublicensees to support Marketing Approval for any of the Licensed Products during such calendar quarter. Within 60 calendar days following the conclusion of each calendar quarter during the Term, Sage shall provide CyDex with a written report with respect to such calendar quarter (with a monthly breakdown)

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that sets forth in reasonable detail, on a Licensed Product-by-Licensed Product and country-by-country basis, complete and accurate records of Sage’s, its Affiliates’ and Sublicensees’ Net Sales of each of the Licensed Products during such calendar quarter.

(b) Annual Reports. Annually, by February 1st of each calendar year during the Term, Sage shall provide CyDex with written reports that: (i) update CyDex regarding development and commercial activities with respect to the Licensed Products, (ii) describe in reasonable detail Sage’s progress made toward achievement of the milestones specified in Section 4.1(b) above and the requirements set forth in Exhibit D hereto during the preceding calendar year; (iii) provide a non-binding estimate by kilograms of Branded Captisol for Sage’s anticipated preclinical and clinical use of Branded Captisol in the Licensed Products for the then-current calendar year; (iv) provide CyDex with Sage’s non-binding, reasonable, estimated rolling projection for sales of each of the Licensed Products, in terms of volume quantities and Net Sales values, for the then-current and the next two succeeding calendar years; and (v) set forth such other information regarding Captisol as mutually agreed upon by the parties.

5.3 Audit. Upon reasonable prior notice, such Section 5.1 records shall be available during regular business hours for examination and audit at the expense of CyDex, and not more often than once each calendar year, by an independent certified public accountant selected by CyDex and reasonably acceptable to Sage, for the sole purpose of verifying the accuracy of the financial reports furnished by Sage pursuant to this Agreement. Any amounts shown to be owed but unpaid shall be paid within 30 days from the accountant’s report from the original due date, plus interest accrued thereon (from the applicable original due date) at the rate set forth in Section 4.4 above. Any amounts shown to have been overpaid shall be refunded within 30 days CyDex shall bear the full cost of such audit unless such audit discloses failure by Sage to pay any applicable milestone payment due or an underpayment by Sage of more than 5% of the amount due or any other material inaccuracies in a Sage report, in which case Sage shall bear the full cost of such audit, plus (as in all cases of underpayment) the underpayment amount and interest at the rate set forth in Section 4.4 above. All information learned in the course of any audit or inspection under this Section 5.3 shall be deemed to be Confidential Information of Sage, subject to the terms and provisions of Section 8 below, except to the extent necessary for CyDex to enforce its rights under this Agreement.

6.	DEVELOPMENT AND COMMERCIALIZATION BYSAGE.

6.1 Diligence.

(a) Sage shall (i) use at least Commercially Reasonable Efforts, and shall further require its Affiliates and Sublicensees to use at least Commercially Reasonable Efforts, to develop each of the Licensed Products, to seek Regulatory Approval of each of the Licensed Products in all countries and regions where it is commercially reasonable to so seek, and to commercialize each of the Licensed Products in each respective country and region following Regulatory Approval of such Licensed Product in such respective country/region, and (ii) subject to Section 6.1(b), comply with the requirements set forth in Exhibit D hereto. If Sage is unable to comply with the requirements set forth in Exhibit D hereto (as may be extended pursuant to Section 6.1(b)) due to unanticipated events or changed circumstances that are beyond the reasonable control of Sage, including delays caused by changes to the development plan that are

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

required in the exercise of sound scientific or commercial judgment due to new information regarding the development of product candidates or changes to the applicable regulatory requirements, then the parties shall meet and make reasonable extensions to the deadlines provided on Exhibit D. For clarity, Sage may meet the requirements of this Section 6.1 through its or through its Affiliates’ or Sublicensees’ activities, which, with respect to the Allo Licensed Products, may be in just one of the Subfields. In the event that Sage fails to meet the requirements of this Section 6.1(a) (as may be extended pursuant to Section 6.1(b)) with respect to the Allo Licensed Products or the SAGE-689 Licensed Products, as applicable, CyDex shall have the right to terminate this Agreement with respect to all Allo Licensed Products or all SAGE-689 Licensed Products, respectively, pursuant to Section 13.2 hereof.

(b) Diligence Milestone Extensions. With respect to each Diligence Milestone, Sage may elect, on one or more occasions, to extend the Achievement Date Deadline set forth in Exhibit D for such Diligence Milestone by one or more extension periods of […***…] months by making a $[…***…] payment (a “Diligence Extension Payment”) to CyDex for each such […***…]-month extension; provided, however, that Sage may not extend any Diligence Milestone by more than a total of […***…] ([…***…]) months from the date set forth in Exhibit D by making such Diligence Extension Payments. If a specific Diligence Milestone for a Licensed Product is so extended, then the subsequent Diligence Milestones for such Licensed Product shall be extended automatically by […***…] months without requiring an additional payment.

6.2 Costs and Expenses. Other than those specified in this Agreement, Sage shall be solely responsible for all costs and expenses related to its development and commercialization of the Licensed Products, including without limitation, all Sage’s costs and expenses associated with all preclinical activities and clinical trials, and all regulatory filings and proceedings relating to the Licensed Products.

6.3 In Vivo Studies. If Sage wishes to conduct any in vivo study […***…] (each a “Study”), then the following provisions shall apply;

(a) Dosing. Sage shall not exceed the dosing matrix levels of Captisol indicated by Exhibit E hereto without the written consent of CyDex.

(b) [Intentionally Omitted].

(c) Compliance with Laws. Sage represents and warrants that each such Study will be performed in accordance with all applicable laws, regulations and requirements. Sage will provide or cause to be provided all appropriate warnings to participants enrolled in each such Study and obtain or cause to be obtained appropriate documentation of informed consent from all participants in each such Study.

(d) Adverse Events. Sage agrees to immediately inform CyDex if any adverse effects are observed and ascribed to Captisol in any Study in accordance with Section 7.3 hereof if applicable and in a reasonable and prompt manner if Section 7.3 hereof is not applicable. To accurately track adverse events and preserve the validity of each such Study, […***…].

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) Review of Regulatory Filings and Publications. At least seven (7) days before a submission of any proposed written publication material or regulatory submission (which shall be subject to the restrictions of Section 8 hereof), Sage shall provide to CyDex for CyDex’s review and comment a copy of any portion of a proposed written publication, material or regulatory submission reporting results of a Study of a Licensed Product where such portion of such publication material refers to […***…]. Sage shall give due consideration and reasonably incorporate any input that CyDex provides regarding […***…].

6.4 Right of Reference. Sage, and its Affiliates and Sublicensees, shall have the right to reference the […***…] in connection with obtaining Regulatory Approval for each of the Licensed Products. If requested by Sage, CyDex shall provide Sage with a right of reference for Drug Master File equivalents outside of the United States or equivalent CMC data for Captisol as required in connection with regulatory filings for Licensed Products outside the United States.

6.5 Access to Sage’s Data. […***…], its Sublicensees or Affiliates as required by applicable laws relating to adverse event reporting and/or in connection with development and commercialization of Captisol or for fulfilling its obligations under this Agreement, all at no cost to CyDex. […***…].

7.	REGULATORY MATTERS.

7.1 Captisol Information Submitted for Regulatory Review. Except as otherwise set forth herein, Sage shall be solely responsible for all communications with regulatory agencies in connection with any of the Licensed Products. Sage shall provide CyDex with copies of the portions of all regulatory submissions containing Captisol data alone (and not in conjunction with any product formulation) 10 days before submission and shall allow CyDex to review and comment upon said submissions during such 10 day period. The contents of each such submission shall be deemed to be Confidential Information of Sage, subject to the terms and provisions of Section 8 below. If Sage submits written responses to the FDA that include data on Captisol alone, CyDex shall be permitted to review the portion of such written materials containing such Captisol data alone, before submission. If CyDex reasonably objects to the contents of such written responses relating to Captisol, the parties agree to cooperate in working toward a reasonable and mutually agreeable response, provided that Sage shall be entitled to in good faith and with full regard for CyDex’s interests and concerns make the final determination as to the contents of any such materials.

7.2 Material Safety. CyDex shall provide Sage, in writing, from time to time or at Sage’s request, with (a) relevant material information then-currently known to it regarding handling precautions, toxicity and hazards with respect to Captisol, including adverse event information, and (b) the then-current material safety data sheet for Captisol. CyDex warrants that all such information shall to CyDex’s knowledge be complete and accurate. Notwithstanding the foregoing or anything in this Agreement to the contrary, with respect to any information that is provided in accordance with this Agreement by CyDex, Sage is solely responsible for (i) use of such documentation, including without limitation, use in any regulatory submission to the FDA or any other regulatory agency, (ii) document control and retention, and (iii) determining the suitability of any such documentation for use in any regulatory submission.

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7.3 Adverse Event Reporting. Sage shall adhere, and shall require that its Affiliates, Sublicensees, co-marketers and distributors adhere, to all requirements of applicable law and regulations that relate to the reporting and investigation of any adverse event, including without limitation an unfavorable and unintended diagnosis, symptom, sign (including an abnormal laboratory finding), syndrome or disease, whether or not considered Captisol-related or Licensed Product-related, which occurs or worsens following administration of Captisol, including if contained in a Licensed Product. Sage shall provide CyDex with copies of all reports of any such adverse event which is serious (i.e., any such adverse event involving Captisol, including if contained in a Licensed Product, that results in death, is life-threatening, requires or prolongs inpatient hospitalization, results in disability, congenital anomaly or is medically important (i.e., may require other medical or surgical intervention to prevent other serious criteria from occurring)) which Sage has reason to believe are associated with Captisol within 10 business days following (i) Sage’s submission of any such report to any regulatory agency, or (ii) receipt from Sage’s Sublicensee, co-marketer or distributor of any such report to any regulatory agency. Sage shall also advise CyDex regarding any proposed labeling or registration dossier changes affecting Captisol. Reports from Sage shall be delivered to the attention of Chief Scientific Officer, CyDex, with a copy to General Counsel, Ligand, at the address set forth in Section 14.7. The parties shall mutually cooperate with regard to investigation of any such serious adverse event, whether experienced by Sage, CyDex or any other Affiliate, Sublicensee, co-marketer or distributor of CyDex or Sage.

7.4 Product Recalls. If any CyDex-supplied Captisol should be alleged or proven not to meet the Specifications, Sage shall notify CyDex immediately, and both parties shall cooperate fully regarding the investigation and disposition of any such matter. In the event that a dispute arises between the parties as to whether or not CyDex-supplied Captisol purchased by Sage meets the Specifications, such dispute shall be immediately resolved by submitting it to an independent quality control laboratory mutually agreed upon by the parties. The findings of such independent laboratory shall be binding upon the parties. The cost of the independent quality control laboratory shall be borne by the party whose results are shown by such laboratory to have been incorrect. If (i) Sage and CyDex agree in writing that it is appropriate to recall any Licensed Product, or (ii) the FDA or other relevant governmental authority requires the recall of any Licensed Product, and in either case, to the extent that such recall is due to issues relating to CyDex-supplied Captisol, then CyDex agrees, upon substantiation thereof, to bear a proportionate share (based on the extent to which the recall was caused by issues relating to CyDex-supplied Captisol) of the reasonable direct costs associated with said recall, including a proportionate share of the actual cost of conducting the recall in accordance with the recall guidelines of the applicable governmental authority, including without limitation, a proportionate share of the cost of the Licensed Product subject to the recall. Sage shall in all events be responsible for conducting any such recalls with respect to the Licensed Products, including the sole right to determine whether to conduct any such recall (although it is understood that a unilateral decision by Sage, not required by the FDA or other relevant governmental authority, to conduct a recall would negate CyDex’s agreement under the preceding sentence with respect to such recall), and shall maintain records of all sales of Licensed Products and customers sufficient to adequately administer any such recall, for a period of five years after termination of this Agreement.

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8.	CONFIDENTIALITY.

8.1 Definition. Sage and CyDex each recognizes that, from the 2012 Effective Date and during the Term of this Agreement, it may be necessary for a party (the “Disclosing Party”) to provide Confidential Information (as defined herein) to the other party (the “Receiving Party”) that is highly valuable, the disclosure of which would be highly prejudicial to the Disclosing Party. The disclosure and use of Confidential Information will be governed by the provisions of this Section 8. Neither Sage nor CyDex shall use the other’s Confidential Information except as expressly permitted in this Agreement. For purposes of this Agreement, “Confidential Information” means all information disclosed by the Disclosing Party to the Receiving Party or its Affiliate which is obviously Confidential Information, or which is designated in writing by the Disclosing Party as “Confidential” (or equivalent), or which when disclosed orally is declared to be confidential by the Disclosing Party and confirmed in a writing delivered to the Receiving Party within 30 days of such disclosure, including but not limited to product specifications, data, know-how, formulations, product concepts, sample materials, business and technical information, financial data, batch records, trade secrets, processes, techniques, algorithms, programs, designs, drawings, and any other information related to a party’s present or future products, sales, suppliers, customers, employees, investors or business. Without limiting the generality of the foregoing, CyDex’s Confidential Information includes all materials provided as part of the Captisol Data Package, and Sage’s Confidential Information includes Sage Patents and Sage Know-How. For clarity, any Confidential Information disclosed under the Original Agreement or this Agreement shall be deemed Confidential Information hereunder.

8.2 Obligation. CyDex and Sage agree that they will disclose the other’s Confidential Information to its (or its respective parent’s) own directors, officers, employees, consultants and agents (or, in the case of Sage, to Sage’s Affiliates and to Sublicensees and Contract Manufacturers), in each case only if and to the extent necessary to carry out their respective responsibilities under or as contemplated by this Agreement or in accordance with the exercise of their rights under this Agreement, and such disclosure shall be limited to the maximum extent possible consistent with such responsibilities and rights. Neither party shall disclose Confidential information of the other to any other Third Party or any Affiliate without the other’s prior written consent, and any such disclosure to a Third Party shall be pursuant to the terms of a non-disclosure agreement no less restrictive than this Section 8. The party which disclosed Confidential Information of the other to any Third Party or Affiliate shall be responsible and liable for any disclosure or use by such Third Party or Affiliate (or its disclosees) which would have violated this Agreement if committed by the party itself. Neither party shall use Confidential Information of the other except as expressly allowed by and for the purposes of this Agreement or the Supply Agreement. Each party shall take such action to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information (but in no event less than a reasonable standard of care). Unless otherwise specified in this Agreement and subject to terms and conditions in this Agreement, if so requested by the other party a party shall promptly return all relevant records and materials in its possession or control containing or embodying the other party’s Confidential Information (including all copies and extracts of documents); provided, however, that each party may retain one archival copy (and such electronic copies that exist as part of the party’s computer systems, network storage systems and electronic backup systems) of such records and materials solely to be able to monitor its obligations that survive under this Agreement.

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8.3 Exceptions. The use and non-disclosure obligations set forth in this Section 8 shall not apply to any Confidential Information, or portion thereof, that the Receiving Party can demonstrate by appropriate documentation:

(i) at the time of disclosure is in the public domain or generally known to the public;

(ii) after disclosure, becomes part of the public domain or generally known to the public, by publication or otherwise, through no fault of the Receiving Party or its disclosees;

(iii) is independently developed by Receiving Party personnel with no reference or access to the Disclosing Party’s Confidential Information; or

(iv) is made available to the Receiving Party by an independent third party without obligation of confidentiality, provided, however, that, to the Receiving Party’s knowledge, such information was not obtained by said third party, directly or indirectly, from the Disclosing Party hereunder.

In addition, the Receiving Party may disclose the Disclosing Party’s Confidential Information that is required to be disclosed by law, by a valid order of a court or by order or regulation of a governmental agency, including but not limited to, regulations of the Securities and Exchange Commission, or the rules of NASDAQ or in the course of litigation; provided that in all cases the Receiving Party shall, to the extent permitted, give the Disclosing Party prompt notice of the pending disclosure and make a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order or confidential-treatment order preventing or limiting (to the greatest possible extent and for the longest possible period) the disclosure and. or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

8.4 Injunction. Each party agrees that should it breach or threaten to breach any provisions of this Section 8, the Disclosing Party will suffer irreparable damages and its remedy at law will be inadequate. Upon any breach or threatened breach by the Receiving Party of this Section 8, the Disclosing Party shall be entitled to seek temporary, preliminary and/or permanent injunctive relief in addition to any other remedy which it may have, without need to post any bond or security, in addition to any and all other legal and equitable rights and remedies available to the Disclosing Party.

8.5 Third Party Information. The parties acknowledge that the defined term “Confidential Information” shall include not only a Disclosing Party’s own Confidential Information but also Confidential Information of an Affiliate or of a Third Party which is in the possession of such Disclosing Party.

Sage acknowledges that CyDex’s Confidential Information includes information developed by Pfizer that is confidential to both CyDex and Pfizer. In so far as Confidential

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Information of Pfizer is disclosed, Pfizer is a third-party beneficiary of this Section 8 of this Agreement and may enforce it or seek remedies pursuant to it in accordance with its terms. CyDex agrees not to disclose to Sage any Confidential Information of any other Third Party, or any CyDex Affiliate, who is combining or formulating Captisol with an active ingredient, which Confidential Information is in the possession of CyDex, unless Sage has given an express prior written consent (which specifies the owner of such Confidential Information) to receive such particular Confidential Information.

Sage agrees not to disclose to CyDex any Confidential Information of a Third Party which is in the possession of Sage, unless CyDex has given an express prior written consent (which specifies the owner of such Confidential Information) to receive such particular Confidential Information. If CyDex refuses to provide such consent, then any obligation of Sage to provide such information to CyDex under this Agreement shall be deemed waived by CyDex.

For clarity and without limitation, CyDex agrees not to disclose any of Sage’s Confidential Information to any CyDex Affiliate or Third Party who is combining or formulating Captisol with an active ingredient. The preceding sentence does not apply to Captisol Improvements.

8.6 Public Announcements. The parties will mutually agree on a press release to be issued reasonably soon after the 2015 Date. Neither party shall make any subsequent public announcement concerning this Agreement or the terms hereof not previously made public without the prior written approval of the other party with regard to the form, content, and precise timing of such announcement, except as may be required to be made by either party in order to comply with applicable law, regulations, court orders, or tax or securities filing requirements or the rules of NASDAQ. Such consent shall not be unreasonably withheld, conditioned or delayed by such other party. Before any such public announcement, the party wishing to make the announcement will (unless there is a legal or regulatory need to make the public announcement sooner) submit a draft of the proposed announcement to the other party at least two (2) business days before such announcement to enable such other party to consider and comment thereon, and shall consider all reasonable comments of the other party regarding such disclosure. When making any such public announcement, either party may use the name of the other party or any of its Affiliates and/or the name of any Licensed Product, but may not use any other trademark of such other party or any of its Affiliates, except as may be required by law, regulations, court orders, or tax or securities filing requirements or the rules of NASDAQ or except with the prior express written permission of such other party, such permission not to be unreasonably withheld, conditioned or delayed. Notwithstanding the above, once a public disclosure has been made, either party shall be free to disclose to Third Parties any information contained in said public disclosure, without further pre-review or pre-approval; except that (i) a party that breached this Section 8 with respect to said public announcement may not rely on this sentence with respect to said public announcement and (ii) CyDex shall not disclose or comment on the status or results of any Study or other Sage activity regarding any Licensed Product without Sage’s prior written consent, even if already disclosed by Sage, except that CyDex may post complete copies of Sage releases on CyDex’s website or any other CyDex forum.

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9.	REPRESENTATIONS AND WARRANTIES.

9.1 Mutual Representations and Warranties. Each party represents and warrants to the other (as of each of the 2012 Effective Date, the 2013 Effective Date, the 2014 Effective Date and the 2015 Date) as follows:

(i) it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation;

(ii) it has the power and right to enter into this Agreement (and the stated amendments thereof) and to perform its obligations hereunder;

(iii) this Agreement (and the stated amendments thereof) has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity;

(iv) the execution, delivery and performance of this Agreement (and the stated amendments thereof) by such party do not conflict with any agreement, instrument or understanding, oral or written, to which such party is a party or by which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such party:

(v) all consents, approvals and authorizations from all governmental authorities or other third parties required to be obtained by such party in connection with the execution and delivery of this Agreement (and the stated amendments thereof) have been obtained;

(vi) no person or entity has or will have, as a result of the transactions contemplated by this Agreement (and the stated amendments thereof), any right, interest or valid claim against or upon such party for any commission, fee or other compensation as a finder or broker because of any act by such party or its agents; and

(vii) neither it nor any of its Affiliates has entered into any agreement with any third party that is in conflict with the rights granted to the other party pursuant to this Agreement (and the stated amendments thereof).

9.2 CyDex Representations.

(a) CyDex represents and warrants to Sage (as of the 2015 Date) that CyDex owns all right, title and interest in and to, or in-licenses with the right to sublicense, the Captisol Patents listed on Exhibit A attached to this Agreement as in effect on the 2015 Date.

(b) CyDex represents and warrants to Sage (as of the 2015 Date) that neither CyDex nor any of its Affiliates has granted any Affiliate of CyDex or any Third Party any currently outstanding rights to develop or commercialize any pharmaceutical composition comprising a Compound combined with or formulated using Captisol.

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9.3 Disclaimer. THE WARRANTIES SET FORTH IN THIS SECTION 9 AND IN THE SUPPLY AGREEMENT ARE PROVIDED IN LIEU OF, AND EACH PARTY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, CAPTISOL, THE LICENSED PRODUCTS, THE LICENSED PATENTS OR THE CAPTISOL DATA PACKAGE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

10.	INDEMNIFICATION.

10.1 By CyDex. CyDex shall defend, indemnify and hold Sage and its Affiliates and Sublicensees, and each of their respective directors, officers, agents and employees, harmless from and against any and all losses, judgments, damages, liabilities, settlements, penalties, fines, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) (collectively “Losses”) incurred by Sage as a result of any claim, demand, action or other proceeding (each, a “Claim”) by a Third Party, to the extent such Losses arise out of: (a) the manufacture, use, handling, promotion, marketing, distribution, importation, sale or offering for sale of Captisol by CyDex and its Affiliates (including without limitation, the sale of Captisol by CyDex to Sage under the Supply Agreement); (b) infringement of any person’s intellectual property rights in Captisol per se; (c) CyDex’s breach of this Agreement, including without limitation any of its representations and warranties set forth in Sections 9.1 and 9.2 of this Agreement, or (d) CyDex’s negligence or misconduct.

10.2 By Sage. Sage shall defend, indemnify and hold CyDex and its Affiliates, and each of their respective directors, officers, agents and employees, harmless from and against any and all Losses incurred by CyDex as a result of any Claim by a Third Party, to the extent such Losses arise out of: (a) the manufacture, use, handling, promotion, marketing, distribution, importation, sale or offering for sale of the Licensed Products by Sage, its Affiliates and Sublicensees (other than to the extent primarily arising out of the manufacture, use, handling, promotion, marketing, distribution, importation, sale or offering for sale of Captisol by CyDex and its Affiliates (including without limitation, the sale of Captisol by CyDex to Sage under the Supply Agreement)); (b) any acts or omissions by Sage, its Affiliates and Sublicensees in connection with pre-clinical studies and clinical studies of actual or potential Licensed Products (other than to the extent primarily arising out of the manufacture, use, handling, promotion, marketing, distribution, importation, sale or offering for sale of Captisol by CyDex and its Affiliates (including without limitation, the sale of Captisol by CyDex to Sage under the Supply Agreement)); (c) infringement of any person’s intellectual property rights in connection with the subject matter of this Agreement (other than intellectual property rights in Captisol per se); (d) Sage’s breach of this Agreement, including without limitation any of its representations and warranties set forth in Section 9.1 of this Agreement, or (e) Sage’s negligence or misconduct.

10.3 Expenses. As the parties intend complete indemnification, all costs and expenses of enforcing any provision of this Section 10 shall also be reimbursed by the Indemnifying Party.

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10.4 Procedure.

(a) The person intending to claim indemnification under this Section 10 (an “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) of any Claim in respect of which the Indemnified Party intends to claim such indemnification, and a reasonable explanation of the basis for the Claim and the amount of alleged Losses to the extent of the facts then known by the Indemnified Party. (Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability or obligation under this Agreement except to the extent the Indemnifying Party has suffered actual prejudice directly caused by the delay or other deficiency.) The Indemnifying Party shall assume the defense thereof whether or not such Claim is rightfully brought; provided, however, that if the Indemnifying Party assumes the defense, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the sole cost and expense of the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them. And provided further that, if the Indemnifying Party shall fail to assume the defense of and reasonably defend such Claim, the Indemnified Party shall have the right to retain or assume control of such defense and the Indemnifying Party shall pay (as incurred and on demand) the fees and expenses of counsel retained by the Indemnified Party.

(b) The Indemnifying Party shall not be liable for the indemnification of any Claim settled (or resolved by consent to the entry of judgment) without the written consent of the Indemnifying Party. Also, if the Indemnifying Party shall control the defense of any such Claim, the Indemnifying Party shall have the right to settle such Claim; provided, that the Indemnifying Party shall obtain the prior written consent (which shall not be unreasonably withheld or delayed) of the Indemnified Party before entering into any settlement of (or resolving by consent to the entry of judgment upon) such Claim unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person by an Indemnified Party, no requirement that the Indemnified Party admit fault or culpability, and no adverse effect on any other claims that may be made by or against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such settlement does not require the Indemnified Party to take (or refrain from taking) any action.

(c) Regardless of who controls the defense, the other party hereto shall reasonably cooperate in the defense as may be requested. Without limitation, the Indemnified Party, and its directors, officers, advisers, agents and employees, shall cooperate fully with the Indemnifying Party and its legal representatives in the investigations of any Claim.

11. LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES FOR WHICH A PARTY IS RESPONSIBLE PURSUANT TO (A) ITS BREACH OF SECTION 8 ABOVE, OR (B) ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 ABOVE, EACH PARTY SPECIFICALLY DISCLAIMS ALL LIABILITY FOR AND SHALL IN NO EVENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL

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DAMAGES, EXPENSES, LOST PROFITS, LOST SAVINGS, INTERRUPTIONS OF BUSINESS OR OTHER DAMAGES OF ANY KIND OR CHARACTER WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR RESULTING FROM THE MANUFACTURE, HANDLING, MARKETING, SALE, DISTRIBUTION OR USE OF LICENSED PRODUCTS OR USE (PURSUANT TO OR IN CONNECTION WITH THE RIGHTS GRANTED UNDER THIS AGREEMENT) OF THE LICENSED PATENTS AND CAPTISOL DATA PACKAGE, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO (A) RECALL COSTS UNDER SECTION 7.4, (B) A PARTY’S BREACH OF SECTION 8, OR (C) THE INDEMNIFICATION SPECIFICALLY PROVIDED IN SECTION 10 ABOVE, IN NO EVENT SHALL EITHER PARTY’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR RESULTING FROM THE MANUFACTURE, HANDLING, MARKETING, SALE, DISTRIBUTION OR USE OF LICENSED PRODUCTS OR USE OF THE LICENSED PATENTS AND CAPTISOL DATA PACKAGE PURSUANT TO OR IN CONNECTION WITH THE RIGHTS GRANTED UNDER THIS AGREEMENT EXCEED THE GREATER OF (I) $250,000 AND (II) THE TOTAL AMOUNTS ACTUALLY PAID UNDER THIS AGREEMENT BY SAGE TO CYDEX AS OF THE DATE SUCH CLAIM ARISES. PROVIDED, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT CYDEX’S RIGHT TO TAKE ACTION TO ENFORCE THIS AGREEMENT TO COLLECT AMOUNTS THAT ARE PROPERLY DUE AND OWING UNDER ARTICLE 4 HEREOF. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF OR RELATED TO THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN TWO YEARS AFTER SUCH PARTY HAS KNOWLEDGE OF THE LEGAL AND FACTUAL BASIS FOR SUCH CAUSE OF ACTION OR AFTER EXPIRATION OF THE APPLICABLE STATUTORY LIMITATIONS PERIOD, WHICHEVER IS SOONER. FOR AVOIDANCE OF DOUBT, THE PARTIES* RESPECTIVE RIGHTS AND OBLIGATIONS WITH RESPECT TO ANY LIABILITY THAT MAY ACCRUE UNDER THE LICENSE AGREEMENT, ANY COMMERCIAL LICENSE AGREEMENT (OTHER THAN THIS AGREEMENT) OR ANY SUPPLY AGREEMENT OR IN CONNECTION WITH ACTIVITIES CONDUCTED PURSUANT TO OR CONTEMPLATED BY ANY SUCH AGREEMENTS SHALL BE DETERMINED PURSUANT TO THE TERMS OF THOSE AGREEMENTS AND NOT BY THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT.

12.	MANAGEMENT OF LICENSED PATENTS.

12.1 Prosecution and Maintenance.

(a) CyDex Patents. CyDex shall maintain, at its sole cost and expense and using reasonable discretion, the Captisol Patents. CyDex shall have the sole right to control the prosecution and maintenance of patent applications and the selection of countries where patent applications are filed related to the Captisol Patents. CyDex agrees that, during the Term, it will use Commercially Reasonable Efforts to prosecute, obtain and maintain the Captisol Patents in the United States, China, Japan and the European Union. In the event that CyDex decides not to prosecute and maintain the Captisol Patents in a country or countries which is not a major market, CyDex shall provide not less than 30 days’ prior written notice of such decision, and Sage shall have the option to take over the prosecution and maintenance in such country or countries,

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(b) Licensed Product Patents. Sage shall have the right to maintain, at its sole cost and expense and using reasonable discretion, the Licensed Product Patents. Sage shall have the sole right to control the prosecution and maintenance of patent applications and the selection of countries where patent applications are filed related to the Licensed Product Patents, provided that CyDex shall be provided with the right and opportunity to give comments and recommendations as to the overall strategy regarding the filing, prosecution and maintenance of the Licensed Product Patents. In the event that Sage decides not to prosecute and maintain the Licensed Product Patents in a country or countries, Sage shall provide not less than 30 days prior written notice of such decision, and CyDex shall have the option to take over the prosecution and maintenance in such country or countries.

(c) Sage Patents and Sage Know-How. Sage shall be the sole and exclusive owner of Sage Patents and Sage Know-How. Sage, at its own cost and expense and in its sole discretion, shall be solely responsible for prosecuting and maintaining Sage Patents.

12.2 Infringement of Captisol Patents by Third Parties.

(a) If Sage becomes aware that a third party may be infringing a Captisol Patent, it will promptly notify CyDex in writing, providing all information available to Sage regarding the potential infringement. CyDex shall take whatever, if any, action it deems appropriate, in its sole discretion, against the alleged infringer. If CyDex elects to take action, Sage shall, at CyDex’s request and expense, cooperate and shall cause its employees and advisers to cooperate with CyDex in taking any such action, including but not limited to, cooperating with the prosecution of any infringement suit by CyDex related to a Captisol Patent. Sage shall not take any such action against the alleged infringer related to a Captisol Patent without the written consent of CyDex.

(b) If Sage becomes aware that a third party may be infringing a Licensed Product Patent, it will promptly notify CyDex in writing, providing all information available to Sage regarding the potential infringement. Sage shall take whatever, if any, action it deems appropriate, in its sole discretion, against the alleged infringer if such infringement affects any of Sage’s rights with respect to a Licensed Product. If Sage elects to take action, CyDex shall, at Sage’s request and expense, cooperate and shall cause its employees and advisers to cooperate with Sage in taking any such action, including but not limited to, cooperating with the prosecution of any infringement suit by Sage related to a Licensed Product Patent. CyDex shall not take any such action against the alleged infringer related to a Licensed Product Patent without the written consent of Sage.

13.	TERM AND TERMINATION.

13.1 Term. The term of this Agreement (the “Term”) shall commence on the 2013 Effective Date and shall continue in effect unless and until terminated as set forth herein. Upon the expiration or termination of the Term, this Agreement, and the rights, licenses and obligations granted hereunder, shall terminate, subject only to Section 13.5.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.2 Termination for Breach.

(a) Notice. If either party believes that the other is in material breach of this Agreement, then the party holding such belief (the “Non-breaching Party”) may deliver notice of such breach to the other party (the “Notified Party”). The Notified Party shall have [...***...] days to cure such breach to the extent involving non-payment of amounts due hereunder, and [...***...] days to either cure such breach for all other material breaches, or, if cure of such breach other than non-payment cannot reasonably be effected within such [...***...]-day period, to deliver to the Nonbreaching Party a plan reasonably calculated to cure such breach within a timeframe that is reasonably prompt in light of the circumstances then prevailing but in no event in excess of an additional [...***...]-day period. Following delivery of such a plan, the Notified Party shall diligently carry out the plan and cure the breach and the cure period shall be extended by the time period provided in such plan but in no event to exceed [...***...] days from the date of any initial breach notice delivered under this Section 13.2(a). A party’s material breach of the Original Agreement during the term of the Original Agreement shall be deemed to be a material breach of this Agreement that is subject to this Section 13.2, in the same manner as a material breach of this Agreement is subject to this Section 13.2.

(b) Failure to Cure. If the Notified Party fails to cure a material breach of this Agreement as provided for in Section 13.2(a), then the Non-breaching Party may terminate this Agreement upon written notice to the Notified Party; provided, however, that, to the extent that such breach relates only to one or more of the Licensed Products, then the Non-breaching Party may in its sole discretion so terminate this Agreement either (i) only with respect to such Licensed Product(s) such that this Agreement shall remain in effect with respect to the other Licensed Products as to which such breach did not relate, or (ii) in its entirety (it being expressly understood that if such breach by Sage is only of Section 6.1(a) of this Agreement and only for particular Licensed Product(s), then CyDex shall not be so entitled to terminate this Agreement in its entirety but merely with respect to the particular Licensed Product(s) to which such breach of Section 6.1(a) related, such that this Agreement would remain in effect with respect to the other Licensed Product(s) as to which such breach did not relate).

13.3 Sage Right to Terminate. Sage shall have the right to terminate this Agreement, in its entirety or with respect to one or more of the Licensed Products, without cause, on 180 days’ prior written notice to CyDex.

13.4 Termination of the Supply Agreement. This Agreement shall terminate if the Supply Agreement is rightfully terminated by either party.

13.5 Survival. Notwithstanding any other provisions of this Agreement, any liability or obligation of either party to the other for acts or omissions before the termination of this Agreement shall survive the termination of this Agreement. And, such termination shall not relieve either party from obligations that are expressly indicated to survive termination of this Agreement, nor shall any termination of this Agreement relieve Sage of its obligation to pay CyDex royalties for all Licensed Product sold by Sage, its Affiliates or Sublicensees before the effective date of such termination. For clarity, if this Agreement is terminated with respect to one or more of the Licensed Products and not in its entirety, then this Agreement shall terminate only with respect to such terminated Licensed Products and shall remain in effect with respect to

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the other Licensed Products. Sections 2.2 (Grant of License from Sage to CyDex), 4.1 (Payments and Royalties for Licenses) (to the extent owed but unpaid as of the date of termination of this Agreement), 4.2 (Currency), 4.3 (Taxes), 4.4 (Late Payments), 5 (Records; Reports; Audits), 6.5 (Access to Sage’s Data), 7.3 (Adverse Event Reporting), 7.4 (Product Recalls), 8 (Confidentiality), 9.3 (Disclaimer), 10 (Indemnification), 11 (Limitation of Liability), 13.5 (Survival), and 14 (General Provisions) shall survive termination of this Agreement.

14.	GENERAL PROVISIONS.

14.1 [Intentionally Omitted.]

14.2 Relationship of Parties. Each of the parties hereto is an independent contractor and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. No party shall have the right to, and each party agrees not to purport to, incur any debts or make any commitments or contracts for the other.

14.3 Compliance with Law. Each of the parties shall comply with all applicable international, federal, state and local laws, rules and regulations, including, but not limited to, import/export restrictions, laws, rules and regulations governing product quality and safety and patent, copyright and trade secret protection, in connection with activities contemplated by this Agreement.

14.4 Arbitration.

(a) Procedure. Except as otherwise expressly set forth in this Agreement, any and all disputes or controversies arising out of or relating to this Agreement shall be exclusively and finally resolved by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect, in Boston, Massachusetts. The arbitration shall be conducted by an arbitrator reasonably knowledgeable about the pharmaceutical industry and acceptable to CyDex and Sage. If CyDex and Sage cannot agree on a single arbitrator within 30 days after a demand for arbitration has been made, CyDex shall appoint an arbitrator, Sage shall appoint an arbitrator, the two arbitrators shall appoint a third arbitrator, and the three arbitrators shall hear and decide the issue in controversy. If either party fails to appoint an arbitrator within 45 days after service of the demand for arbitration, then the arbitrator appointed by the other party shall arbitrate any controversy in accordance with this Section 14.4(a). Except as to the selection of arbitrators, the arbitration proceedings shall be conducted promptly and in accordance with the rules of the American Arbitration Association then in effect. The expenses of any arbitration, including the reasonable attorney fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault.

(b) Confidentiality of Proceedings. All arbitration proceedings hereunder shall be confidential and the arbitrators) shall issue appropriate protective orders to safeguard each party’s Confidential Information. Except as required by law, no party shall make (or instruct the arbitrators) to make) any public announcement with respect to the arbitration proceedings or decision of the arbitrators) without prior written consent of the other party.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Interim Equitable Relief. Notwithstanding Section 14.4(a), but subject to the limitations set forth in Article 11, each party shall not be precluded from seeking equitable relief (including but not limited to interim injunctive relief) in any court having jurisdiction to protect its interests.

(d) Binding Effect. The provisions of this Section 14.4 shall survive any termination of this Agreement, and shall be severable and binding on the parties hereto, notwithstanding that any other provision of this Agreement may be held or declared to be invalid, illegal or unenforceable.

14.5 Costs and Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear all costs and expenses associated with the performance of such party’s obligations under this Agreement.

14.6 Force Majeure. Neither party shall be liable for failure to perform, or delay in the performance of, its obligations under this Agreement (other than payment obligations) when such failure or delay is caused by an event of force majeure. For purposes of this Agreement, an event of force majeure means any event or circumstance beyond the reasonable control of the affected party, including but not limited to, war, insurrection, riot, fire, flood or other unusual weather condition, explosion, act of God, peril of the sea, strike, lockout or other industrial disturbance, sabotage, accident, embargo, breakage of machinery or apparatus, injunction, act of governmental authority, compliance with governmental order or national defense requirements, or inability to obtain fuel, power, raw materials, labor or transportation facilities. If, due to any event of force majeure, either party shall be unable to fulfill its obligations under this Agreement (other than payment obligations), the affected party shall immediately notify the other party of such inability and of the period during which such inability is expected to continue and the time for performance shall be extended for a number of days equal to the duration of the force majeure.

14.7 Notices. Any notice, request, or communication under this Agreement shall be effective only if it is in writing and personally delivered, or sent by certified mail, postage pre-paid, or by nationally recognized overnight courier (for next-business-day delivery) with signature required, in each case addressed to the applicable party at the addresses stated below or such other persons and/or addresses as shall be furnished in writing by any party in accordance with this Section 10.7. Unless otherwise provided, all notices shall be sent:

If to CyDex, to:

CyDex Pharmaceuticals, Inc.

11119 North Torrey Pines Road

Suite 200

La Jolla, CA 92037

Attention: President

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

With a copy to:

General Counsel

Ligand Pharmaceuticals Incorporated

11119 North Torrey Pines Road

Suite 200

La Jolla, CA 92037

If to Sage, to:

Sage Therapeutics, Inc.

215 First Street

Cambridge, Massachusetts 02142

Attention: President

With a copy to:

Sage Therapeutics, Inc.

215 First Street

Cambridge, Massachusetts 02142

Attention: Senior Vice President, General Counsel

If sent by overnight courier, the next business day after the date of deposit with such courier (by the courier’s stated time for enabling next-business-day delivery) shall be deemed to be the date on which such notice, request or communication was given. If sent by certified mail, the third business day after the date of mailing shall be deemed the date on which such notice, request or communication was given.”

14.8 [Intentionally Omitted.)

14.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (without giving effect to any conflicts of law principles that require the application of the law of a different state). The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall be inapplicable to this Agreement and the Supply Agreement and transactions hereunder and thereunder.

14.10 Entire Agreement; Amendment. This Agreement and all Exhibits attached hereto contain the entire agreement of the parties relating to the subject matter hereof and thereof and supersede any and all prior agreements, written or oral, or oral contemporaneous agreements between CyDex (and/or any of its Affiliates) and Sage (and/or any of its Affiliates) relating to the subject matter hereof and thereof; provided, however, that (a) any confidentiality/nonuse provisions of any pre-2012-Effective Date agreement are not superseded and will remain in effect in addition to the confidentiality, nonuse provisions hereof, and (b) the Supply Agreement, which is being further amended on the 2015 Date with retroactive effect to the 2014 Effective Date, is not superseded and remains in full force and effect, as so amended. Except where it is obvious that such amendments are intended to have effect ab initio (i.e., as of the 2013 Effective Date; e.g., the “Excluded Fields” concept), the amendments effected by the Amendment to

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Commercial License Agreement dated April 30, 2014 and the new amendments effected by the Amended and Restated Commercial License Agreement dated the 2015 Date shall be deemed effective on a prospective-only basis as of the 2014 Effective Date. This Agreement cannot be amended except by way of an express writing signed by both parties.

14.11 Binding Effect. This Agreement shall be binding upon, and the rights and obligations hereof shall apply to, CyDex and Sage and any successor(s) and permitted assigns. The name of a party appearing herein shall be deemed to include the names of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

14.12 Waiver. The rights of either party under this Agreement may be exercised from time to time, singularly or in combination, and the exercise of one or more such rights shall not be deemed to be a waiver of any one or more of the others. No waiver of any breach of a term, provision or condition of this Agreement shall be deemed to have been made by either party unless such waiver is addressed in writing and signed by an authorized representative of that party. The failure of either party to insist upon the strict performance of any of the terms, provisions or conditions of this Agreement, or to exercise any option contained in this Agreement, shall not be construed as a waiver or relinquishment for the future of any such term, provision, condition or option or the waiver or relinquishment of any other term, provision, condition or option.

14.13 Severability. If any provision of this Agreement is determined by a final and binding court or arbitration judgment to be invalid, illegal or unenforceable to any extent, such provision shall not be not affected or impaired up to the limits of such invalidity, illegality or unenforceability; the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way; and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision (or portion of provision) with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision (or portion of provision). This Agreement shall not be invalidated by any future determination that any or all of the Licensed Patents have expired or been invalidated.

14.14 Assignment. Sage may not assign its rights or delegate its obligations under this Agreement in whole or in part, by operation of law or otherwise, to any third party without the prior written consent of CyDex, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Sage may assign its rights and delegate its obligations under this Agreement to an Affiliate or to a third party successor, whether by way of merger, sale of all or substantially all of its assets, sale of stock or otherwise, without CyDex’s prior written consent. As a condition to any permitted assignment hereunder, if such assignment is (a) to an Affiliate, the assignor must guarantee the performance of any assignee to the terms and obligations of this Agreement or (b) to a Third Party successor, such successor shall agree for the express benefit of CyDex to comply with the terms and conditions of this Agreement. Any assignment by Sage not in accordance with this Section 14.14 shall be void. CyDex has the right to assign its rights or delegate its obligations under this Agreement, in whole or in part, by operation of law or otherwise, to any third party, either (y) without any requirement for consent of Sage; provided that (i) CyDex also assigns all of its right, title and interest in all operating assets, including

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without limitation, intellectual property rights, pertaining to its Captisol business to the same third party contemporaneous with the assignment of this Agreement, and (ii) if such assignment is (A) to an Affiliate, the assignor must guarantee the performance of any assignee to the terms and obligations of this Agreement or (B) to a Third Party successor, such successor shall agree for the express benefit of Sage to comply with the terms and conditions of this Agreement; or (z) with the prior written consent of Sage, which consent shall not be unreasonably withheld. Any assignment by CyDex not in accordance with this Section 14.14 shall be void. For clarity, each party may sublicense its rights, and use its Affiliates and Third Parties to perform its obligations or exercise its rights, under this Agreement to the extent permitted by and in accordance with the express terms and conditions of this Agreement.

14.15 Third Party Beneficiaries. Except for the rights of Indemnified Parties pursuant to Section 10 hereof, and subject to Section 8.5 hereof, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other person, including without limitation Sublicensees. The enforcement of any obligation of CyDex under this Agreement shall only be pursued by Sage or such Indemnified Party, and not Sublicensees.

14.16 Remedies Cumulative. Except as provided in Section 11, any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

14.17 Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

14.18 Interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision. Except as the context otherwise requires, (a) the word “including” or correlatives thereof, means “including without limitation,” and (b) the word “or” means “and/or.”

14.19 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but both of which shall constitute one and the same instrument.

14.20 Effect on and of Amended Supply Agreement. The parties intend (a) that except as expressly set forth herein and to the extent of the separate written amendment of the Supply Agreement being entered into on the 2015 Date with retroactive effect to the 2014 Effective Date, the Supply Agreement remains unchanged and in full force and effect; (b) that every reference in the Supply Agreement to the “Commercial License Agreement” shall mean the Original Agreement or this Agreement, in each with regard to its respective applicable term; and (c) that for acts and omissions after the 2014 Effective Date, every reference in this Agreement to the Supply Agreement shall mean the Supply Agreement as amended by the separate written amendments of the Supply Agreement being entered into on the 2015 Date with retroactive effect to the 2014 Effective Date and heretofore entered into.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Commercial License Agreement as of the 2015 Date.

CYDEX PHARMACEUTICALS, INC.

By:	/s/ Charles Berkman
Charles Berkman Vice President and Secretary

SAGE THERAPEUTICS, INC.

By:	/s/ Anne Marie Cook
Anne Marie Cook Senior Vice President, General Counsel

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A: CAPTISOL PATENTS [Exhibit A consists of 10 pages]

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B-1

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EXHIBIT B: LICENSED PRODUCT PATENTS

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2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C: SPECIFICATIONS

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C-1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D: SPECIFIED DILIGENCE REQUIREMENTS

Sage is required to achieve the following milestones by the following respective deadline dates for an Allo Licensed Product:

Milestone	Achievement Date Deadline
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

Sage is required to achieve the following milestones by the following respective deadline dates for a SAGE-689 Licensed Product:

Milestone	Achievement Date Deadline
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

D-1

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EXHIBIT E: DOSING

Dosing Matrix (Animals)

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F-1

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EXHIBIT F: ALLOPREGNANOLONE

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2